UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2009

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangements of Certain Officers

On October 2, 2009 (the "Grant Date"), Key Technology, Inc. (the "Company") granted an aggregate of 265,325 shares of the Company's common stock as restricted stock awards to certain of the Company's executive officers under the Company's 2003 Restated Employees' Stock Incentive Plan (the "Plan").  The restricted stock awards include both continued employment-based restricted shares and performance-based restricted shares.  The number of continued employment-based restricted shares and performance-based restricted shares awarded to each executive officer of the Company was based on the fair value of the shares on the Grant Date and is as follows:

                        Number of Shares of Restricted Stock Granted
    Name                                           Continued Employment-Based                                                    Performance-Based
John C. Boutsikaris                                           40,672                                                                                12,710
David M. Camp                                                  51,163                                                                                30,698
John J. Ehren                                                      42,791                                                                                  5,349
Dennis Hopwood                                              27,327                                                                                  7,777
Randy Unterseher                                             20,094                                                                                  1,163

The number of continued employment-based restricted shares granted to each executive officer was determined by the Compensation and Management Development Committee of the Board of Directors according to a percentage of that executive officer's base compensation.  For all of the executive officers included in the above table, this percentage ranged from 120% to 200%.  The continued employment-based restricted stock awards will vest in installments as follows:  25% on each of October 1, 2010 and October 1, 2011, and 50% on October 1, 2012, provided that the executive officer continues to be employed by the Company on each of those dates.

The Company's executive officers have the right to earn performance-based compensation in 2010 based on a percentage of each executive officer's base compensation determined by the Compensation and Management Development Committee of the Board of Directors.  For all of the executive officers included in the above table, this percentage ranged from 75% to 200% of base compensation, payable in cash or restricted stock, or a combination thereof, as elected by the executive officer.  The number of performance-based restricted shares granted to each executive officer disclosed in the table above is based on the percentage of his performance-based compensation that he elected to receive in the form of restricted stock.

Each award of performance-based restricted stock is subject to performance metrics that must be achieved by both the Company and the executive officer during fiscal 2010.  If the performance metrics are achieved, the performance-based restricted shares will vest on December 15, 2010 with respect to each executive officer who is still then employed by the Company and to the extent that the executive officer has achieved his individual performance metrics.  The number of performance-based restricted shares granted to each executive officer and included in the above table represents the maximum number of restricted shares that the executive officer will earn if 100% of the applicable performance metrics are achieved.

In addition to the restricted shares set forth in the table above, the Company granted to Mr. Camp an additional 25,581 performance-based restricted shares on the Grant Date under the Plan.  These restricted shares will vest on December 15, 2012, subject to Mr. Camp's continued employment with the Company and the Company achieving pre-determined financial performance criteria for the three-year period ending September 30, 2012.

The fair value of the restricted stock awards was $10.75 per share, the closing price of the Company's common stock as reported on The Nasdaq Global Market on the Grant Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ John J. Ehren
John J. Ehren
Senior Vice President and Chief Financial Officer

Dated:  October 8, 2009